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                                                                    EXHIBIT 99.1

[ADEPT TECHNOLOGY INC. LOGO]


                     ADEPT TECHNOLOGY REPORTS THIRD QUARTER

                                   FISCAL 2002

(SAN JOSE, CA) April 24, 2002--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its third quarter ended March 30, 2002. Net revenues for the quarter ended March 30, 2002 were $14.6 million, a decrease of 39.0% from net revenues of $23.9 million for the quarter ended March 31, 2001. Gross margin for the quarter was 32.4% versus 39.8% in the same quarter a year ago. Operating expenses for the quarter were $17.7 million, compared to $16.6 million in the same quarter ended March 31, 2001. The March 30, 2002 operating expenses includes the first of five quarterly expenditures of $1.0 million which are part of joint development commitments with JDS Uniphase, Inc. as well as $5.3 million of non-cash restructuring charges. The non-cash restructuring charges include $3.0 million for the shut down of the company's Tucson, AZ manufacturing facility and $2.3 million for the write off of a strategic investment made to secure manufacturing capacity in Europe. The charges are part of management's continuing efforts to align capacity needs with the company's business outlook.

Adept reported a net loss before cumulative effect of accounting changes of $9.9 million, or $0.72 per share, for the quarter ended March 30, 2002, versus a net loss of $11.7 million, or $0.99 per share, for the quarter ended March 31, 2001. The figures above include amortization of $0.2 million for the quarter ended March 30, 2002 versus $2.1 million for the same quarter a year ago. As described below, Adept implemented SFAS 142 during the first quarter of fiscal 2002. It completed the measurement of impairment loss in the third quarter of 2002 and is reporting an impairment charge of $9.8 million or $0.71 per share as the cumulative effect of a change in accounting principle. Including the cumulative effect of a change in accounting principle, Adept reported a net loss of $19.7 million or $1.43 per share for the quarter ended March 30, 2002.

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Brian R. Carlisle, Chairman and Chief Executive Officer of Adept noted, "We believe our business has stabilized and will now show modest improvement over the rest of this calendar year. While wireless and photonics remain extremely weak, inquiry activity is up in both our base component business and our semiconductor business. As the market environment improves, we will benefit from the product line expansions, expense reductions and consolidations we have completed in the past year."

For the nine months ended March 30, 2002, Adept reported revenues of $42.4 million compared to revenues of $79.6 million for the same period in the previous year, a decrease of $46.7%. Gross margin for the first nine months of fiscal 2002 was 34.5% versus 44.1% in the first nine months of fiscal 2001. Operating expenses for the nine months ended March 30, 2002 were $55.7 million compared to $45.6 million in operating expenses for the nine months ended March 31, 2001. The operating expenses for the nine months ended March 30, 2002 include the first of five quarterly expenditures of $1.0 million which are part of joint development commitments with JDS Uniphase, Inc., as well as $17.7 million ( $17.1 million non-cash) of restructuring charges. For the first nine months of fiscal 2002 Adept had operating losses of $41.1 million, as compared to operating losses of $10.5 million for the first nine months of fiscal 2001. The figures above include amortization of $0.6 million for the nine months ended March 30, 2002 and $5.0 million for the same period a year ago. Including the cumulative effect of a change in accounting principle, Adept reported a net loss of $47.7 million or $3.50 per share for the nine months ended March 20, 2002.

Carlisle added, "The expected completion of the sale of the Inspection portion of SILMA, combined with an anticipated tax refund, should allow us to maintain our cash level in our fourth quarter."

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"), and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Adept has adopted SFAS 141, and does not expect this Statement to have a material effect on Adept's financial position or results of operations.

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Under SFAS 142, goodwill (and intangible assets deemed to have indefinite lives)
will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets with finite lives will be amortized over those useful lives. Adept has implemented SFAS 142 during the first quarter of fiscal 2002. Statement 142 requires that the first of two impairment tests be completed within six months of adoption and any impairment loss recognized when adopting Statement 142 be reflected as the cumulative effect of a change in accounting principle. Adept completed the measurement of the impairment loss in the third quarter of fiscal 2002. Adept has determined the amount of the impairment loss to be $9.8 million.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

    - The company expects net revenues for the fourth quarter of fiscal 2002 to be flat to up 4% from third quarter 2002 net revenues of $14.6 million. Management emphasized that the business climate remains very volatile. Since the company books and ships the majority of its revenue within the same quarter, it makes precise revenue estimates difficult to rely on.

    - The company is currently utilizing less than 50% of its capacity and expects its gross margin percentage to be approximately 31 to 33 percent for the fourth quarter of fiscal 2002. The company expects that as volume increases and the benefits of the restructuring activities take effect, gross margins will steadily improve by the third quarter of fiscal 2003.

    - R&D and SG&A in the fourth quarter of fiscal 2002 are expected to be down approximately by 6% to 10% as compared to third quarter expenses of $11.2 million. In addition, the company will incur a research and development expense for the fourth quarter of fiscal 2002 of approximately $1.0 million for joint development commitments related to a project with JDS Uniphase Corporation. We are contractually committed to

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        this level of expenditure through the third quarter of fiscal 2003.
        Overall, expenses are expected to continue to decrease through the first quarter of fiscal 2003 and then level out.

    - The company expects to have approximately $20 million of cash on hand at the end of the fourth quarter of fiscal 2002, and no debt. In addition, the company expects to recover approximately $3 million in prior taxes by filing amended tax returns for 1996, 1997 and 1998 in accordance with the extended loss carry back provision of the economic stimulus package. Should this be completed in the fourth quarter the company's cash balance could be approximately $23 million.

    - The company does not expect to book any tax benefit associated with current year operations during fiscal 2002.

    - Depreciation and amortization is expected to be approximately $0.9 million in the fourth quarter of fiscal 2002.

    - The company has adopted of SFAS 142 -- "Goodwill and Other Intangible Assets". The company will perform the required impairment tests of goodwill and indefinite lived intangible assets as of June 30, 2002. The company expects this to result in a charge for impairment of approximately $0.5 million to $1.0 million during the quarter.

INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer, Mike Overby, Vice President and Chief Financial Officer, and John Dulchinos, Vice President Sales, will host an investor conference call today, April 24, 2002 at 5:00p.m. Eastern Time to review the company's financials and operations for the third quarter of fiscal 2002. The call will include statements regarding the company's anticipated financial performance in the fourth quarter of fiscal 2002. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for five business days from Wednesday, April 24, 2002 to Wednesday, May 1, 2002. Listeners should call 800.428.6051 and use PIN No. "238144."

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This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the semiconductor industry; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion, HexaVision and CHAD; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.

For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2001 as well as the company's Form 10Q for the quarters ended September 29, 2001 and December 29, 2001, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

                                       ###

CONTACTS:

Maili Bergman
Investor Relations Director
408.434.5158 (voice)
408.434.5005 (fax)
maili.bergman@adept.com

Michael Overby
Chief Financial Officer
408.434.5112 (voice)
408.434.5005 (fax)
mike.overby@adept.com


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                             ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                      (In thousands, except per share data)

                                                              Three months ended                Nine months ended
                                                          ----------------------------      ----------------------------
                                                           March 30,        March 31,        March 30,        March 31,
                                                             2002             2001             2002             2001
                                                          -----------      -----------      -----------      -----------
                                                          (unaudited)      (unaudited)      (unaudited)      (unaudited)
Net revenues                                               $ 14,588         $ 23,913         $ 42,404         $ 79,568
Cost of revenues                                              9,856           14,393           27,765           44,458
                                                           --------         --------         --------         --------
Gross margin                                                  4,732            9,520           14,639           35,110
Operating expenses:
     Research, development and engineering                    5,008            5,182           15,432           15,056
     Selling, general and administrative                      7,192            9,297           22,025           25,504
     Restructuring expenses                                   5,323               --           17,659               --
     Amortization of goodwill and other intangibles             216            2,077              575            5,020
                                                           --------         --------         --------         --------
Total operating expenses                                     17,739           16,556           55,691           45,580
                                                           --------         --------         --------         --------
Operating income (loss)                                     (13,007)          (7,036)         (41,052)         (10,470)
Interest income, net                                            123              165              344              420
                                                           --------         --------         --------         --------
Income (loss) before income taxes and
 cumulative effect of change in accounting
 principle                                                  (12,884)          (6,871)         (40,708)         (10,050)
Provision (benefit) for income taxes                         (2,935)           4,828           (2,789)           4,828
                                                           --------         --------         --------         --------
Net income (loss) before cumulative effect of
   change in accounting principle                            (9,949)         (11,699)         (37,919)         (14,878)
Cumulative effect of change in accounting principle          (9,786)              --           (9,786)              --
                                                           --------         --------         --------         --------
Net income (loss)                                          $(19,735)        $(11,699)        $(47,705)        $(14,878)
                                                           ========         ========         ========         ========
Net income (loss) per share:

   Before cumulative effect of change in
     accounting principle

     Basic                                                 $  (0.72)        $  (0.99)        $  (2.78)        $  (1.33)
                                                           ========         ========         ========         ========
     Diluted                                               $  (0.72)        $  (0.99)        $  (2.78)        $  (1.33)
                                                           ========         ========         ========         ========

   After cumulative effect of change in
     accounting principle

     Basic                                                 $  (1.43)        $  (0.99)        $  (3.50)        $  (1.33)
                                                           ========         ========         ========         ========
     Diluted                                               $  (1.43)        $  (0.99)        $  (3.50)        $  (1.33)
                                                           ========         ========         ========         ========
Number of shares used in computing per share
  amounts:

     Basic                                                   13,829           11,795           13,648           11,147
                                                           ========         ========         ========         ========
     Diluted                                                 13,829           11,795           13,648           11,147
                                                           ========         ========         ========         ========

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                             ADEPT TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                        March 30,       June 30,
                                                                           2002           2001
                                                                       -----------      --------
                                                                       (unaudited)
ASSETS

Current assets:
     Cash, cash equivalents and short term investments                   $22,643        $21,500
     Accounts receivable, less allowance for doubtful accounts of
         $695 at March 30, 2002 and $742 at June 30, 2001                 12,980         21,272
     Inventories                                                          13,000         17,750
     Deferred tax assets and prepaid expenses                              3,947          2,069
                                                                         -------        -------
            Total current assets                                          52,570         62,591
Property and equipment at cost                                            11,938         34,520
Less accumulated depreciation and amortization                             5,882         23,789
                                                                         -------        -------
Net property and equipment                                                 6,056         10,731
Goodwill and other intangibles, net                                       14,688         16,332
Other assets                                                               2,969          5,919
                                                                         -------        -------
            Total assets                                                 $76,283        $95,573
                                                                         =======        =======
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $ 7,573        $10,369
     Other accrued liabilities                                            10,559         12,438
     Accrued restructuring charges                                         2,438             --
                                                                         -------        -------
            Total current liabilities                                     20,570         22,807

Commitments and contingencies

Long term liabilities:
     Restructuring charges                                                 1,847             --
     Deferred income tax and other long term liabilities                   1,374          1,284
Redeemable convertible preferred stock                                    25,000             --
Total shareholders' equity                                                27,492         71,482
                                                                         -------        -------
            Total liabilities and shareholders' equity                   $76,283        $95,573
                                                                         =======        =======